EX-99.23.i(ii)

J. W. BROWN (1911-195)    BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS          ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN            3500 CAREW TOWER                  AARON A. VANDERLAAN
DONALD S. MENDELSOHN      441 VINE STREET                   LAWRENCE A. ZEINNER
LYNNE SKILKEN             CINCINNATI, OHIO 45202              STEPHANIE M. MACK
AMY G. APPLEGATE          TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA     TELECOPIER (513) 381-2125               OF COUNSEL
MELANIE S. CORWIN                                               GILBERT BETTMAN
                                                                  (1918 - 2000)

                                 April 26, 2001


PC& J Performance Fund
300 Old Post Office
120 West Third Street
Dayton, Ohio 45402

         Re: PC&J Performance Fund, File Nos. 2-87490 and 811-3906

Ladies and Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 15 (the "Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 20 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                     Very truly yours,

                                      / s /

                                     BROWN, CUMMINS & BROWN CO., L.P.A.